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                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                          New York, New York 10019-6064

                                November 24, 2003

Triarc Companies, Inc.
280 Park Avenue
New York, New York 10017

                             Triarc Companies, Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (the "Registration Statement") of Triarc Companies, Inc., a Delaware corporation (the "Company"), filed today with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, you have asked us to render this opinion as to the legality of (i) $175,000,000 aggregate principal amount of the Company's 5% Convertible Notes due 2023 (the "Notes"); (ii) the 4,375,000 shares of the Company's Class A Common Stock, par value $.10 per share (the "Class A Shares"), which are issuable upon conversion of the Notes and (iii) the 8,750,000 shares of the Company's Class B Common Stock, par value $.10 per share (together with the Class A Shares, the "Conversion Shares"), which are issuable upon conversion of the Notes, all of which are being registered under the Registration Statement.

                  In connection with furnishing this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, as amended and supplemented, (ii) the Indenture, dated as of May 19, 2003 (the "Indenture"), as amended and supplemented, between the Company and Wilmington Trust Company, as trustee, (iii) the Certificate of Incorporation of the Company, as amended to date, (iv) the By-laws of the Company, as amended to date, and (v) those corporate records, agreements and other instruments of the Company, and all other certificates, agreements and documents, that we have considered relevant and necessary as a basis for the opinions expressed in this letter.

                  In our examination of the above documents, we have assumed, without independent investigation, the enforceability of the Indenture against each party other than the Company, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all



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documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all these latter documents. In expressing our opinion below, we have relied, as to specific matters of fact, on representations, statements or certificates of the Company and public officials.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this opinion, we are of the opinion that (i) the Notes are valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in equity or at law) and (ii) the Conversion Shares issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the judicial decisions interpreting these laws, the laws of the State of New York and the federal laws of the United States. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

                  We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by the Act or the rules and regulations of the Commission under the Act.

                                              Very truly yours,

                           /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

                               PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP